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                                                                   EXHIBIT 10.35



                              PLAINS RESOURCES INC.

                 DIRECTOR'S NONQUALIFIED STOCK OPTION AGREEMENT



         THIS AGREEMENT, made as of the _____ day of ________________, 200__ (the "Grant Date"), between Plains Resources Inc., a Delaware corporation (the "Company"), and FIELD(First Name) FIELD(Last Name) (the "Optionee").

         WHEREAS, the Company has adopted the Plains Resources Inc. 2001 Stock Incentive Plan (the "Plan") in order to provide additional incentive to certain employees, officers, consultants and directors of the Company and its Subsidiaries, Affiliates and Divisions; and

         WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Optionee as provided herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Grant of Option.

         1.1 The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of FIELD(Shares) whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement.

         1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

         1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

         2. Purchase Price.

         The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $________ per Share.

         3. Duration of Option.

         The Option shall be exercisable to the extent and in the manner provided herein for a period of five (5) years from the Grant Date (or if later, the first anniversary of the date of the Director's death if such death occurs prior to such fifth anniversary) (the "Exercise Term"); provided, however, that the Exercise Term may be modified as provided in Section 6 hereof.

         4. Exercisability of Option.

         Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Optionee to purchase, in whole at any time or in part from time to time, 100% of the total number of Shares covered by the Option on and after the Grant Date.





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         5. Manner of Exercise and Payment.

         5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery in person, by telecopy or by mail of written notice to the Company, at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

         5.2 The notice of exercise described in Section 5.1 hereof shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised in any of the following forms; (i) cash, (ii) the transfer of Shares to the Company having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Shares are substituted and which have been held by the Optionee for at least six (6) months, or (iii) a combination of cash and the transfer of Shares.

         5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to
Section 18 of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

         5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

         6. Termination of Service as a Director.

         6.1 Termination for Other than Disability, Death or Cause. If the Optionee's service as a Director terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise the Option, after which time the Option shall automatically terminate in full; provided, however, that the Option may not be exercised after the day prior to the fifth anniversary of the Grant Date except as set forth in Section 6.4 hereof.

         6.2 Termination due to Disability. If the Optionee's service as a Director terminates by reason of the Optionee's resignation or removal from the Board due to Disability, the Optionee may, for a period of one (1) year after such termination, exercise the Option, after which time the Option shall automatically terminate in full; provided, however, that the Option may not be exercised after the day prior to the fifth anniversary of the Grant Date except as set forth in Section 6.4 hereof.

         6.3 Termination for Cause. If the Optionee's service as a Director terminates for Cause, the Option granted to the Optionee shall immediately terminate in full and no rights hereunder may be exercised.

         6.4 Termination Due to Death or Death of Director After Termination of Service. If an Optionee dies while a Director or within three (3) months after termination of service as a Director as described in Section 6.1 hereof, or within twelve (12) months after termination of service as a Director as described in Section 6.2 hereof, the Option granted to the Optionee may be exercised at any time within twelve (12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full.






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         7. Effect of Change in Control.

         Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, the Optionee will be permitted to surrender for cancellation within ninety (90) days after such Change in Control, the Option or any portion of the Option to the extent not yet exercised and the Optionee shall be entitled to receive immediately a cash payment in an amount equal to the excess, if any, of (x) the greater of (1) the Fair Market Value, on the date preceding the date of the surrender, of the Shares subject to the Option or portion thereof surrendered, or (2) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option or portion thereof surrendered.

         8. Nontransferability.

         The Option shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (as contemplated by the Plan). The Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative during the lifetime of the Optionee.

         9. Adjustments.

         In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of Section 12 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

         10. Effect of a Merger, Consolidation or Liquidation.

         Subject to Section 7 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction.

         11. Withholding of Taxes.

         The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Option. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the "Tax Election") to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

         12. Optionee Bound by the Plan.

         The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

         13. Modification of Agreement.

         This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.






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         14. Severability.

         Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         15. Governing Law.

         The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

         16. Successors in Interest.

         This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

         17. Resolution of Disputes.

         Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.

         18. Shareholder Approval.

         The effectiveness of this Agreement and of the grant of the Option pursuant hereto is subject to the approval of the Plan by the stockholders of the Company in accordance with the terms of the Plan.

                       PLAINS RESOURCES INC.



                       By:
                          -------------------------------------------------
                             James C. Flores, Chairman and CEO



                       ----------------------------------------------------
                       Name of Optionee: FIELD(First Name) FIELD(Last Name)











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